ORDINAL HOLDINGS I, LP      November 29, 2021
By: Ordinal Holdings I GP, LP, its general partner
By: Ordinal Ventures, LLC, its general partner
By: /s/ Glenn H. Hutchins
Name: Glenn H. Hutchins
Title: Authorized Signatory

ORDINAL HOLDINGS I GP, LP     November 29, 2021
By: Ordinal Ventures, LLC, its general partner
By: /s/ Glenn H. Hutchins
Name: Glenn H. Hutchins
Title: Authorized Signatory

ORDINAL VENTURES, LLC      November 29, 2021
By: /s/ Glenn H. Hutchins
Name: Glenn H. Hutchins
Title: Authorized Signatory

TIDE MILL L.L.C.      November 29, 2021
By: /s/ Glenn H. Hutchins
Name: Glenn H. Hutchins
Title: Authorized Signatory

WEST MEADOW GROUP LLC      November 29, 2021
By: /s/ Robert Greifeld
Name: Robert Greifeld
Title: Administrative Manager

GLENN H. HUTCHINS      November 29, 2021
/s/ Glenn H. Hutchins
Name: Glenn H. Hutchins

ROBERT GREIFELD       November 29, 2021
/s/ Robert Greifeld
Name: Robert Greifeld